                                                                     Exhibit 3.1


                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ANDRX CORPORATION

         Pursuant to the requirements of Sections 242 and 245 of the Delaware Business Corporation Act, the undersigned, Thomas P. Rice, hereby certifies that he is the duly and acting Chief Executive Officer of Andrx Corporation, a Delaware corporation, and does hereby make, swear to, adopt and file this Second Amended and Restated Certificate of Incorporation of Andrx Corporation.

         1. The name under which the corporation was originally incorporated was "New Andrx Corporation", and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware was March 23, 2000.

         2. The Certificate of Incorporation was amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 5, 2000.

         3. The Amended and Restated Certificate of Incorporation was corrected by a Certificate of Correction filed with the Secretary of Sate of the State of Delaware on February 6, 2001.

         4. The Amended and Restated Certificate of Incorporation was further amended by a Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 30, 2001.

         5. The Amended and Restated Certificate of Incorporation was further amended by a Certificate of Designations filed with the Secretary of State of the State of Delaware on March 21, 2003.

         6. The Certificate of Incorporation shall be further amended and restated to read in its entirety as follows:

                                   ARTICLE I.

                                      NAME

         The name of the corporation is Andrx Corporation (the "Corporation").




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

                                   ARTICLE II.

                                 MAILING ADDRESS

         The current mailing address of the principal place of business of the Corporation is 4955 Orange Drive, Davie, Florida 33314.

                                   ARTICLE III.

                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV.

                                  CAPITAL STOCK

         SECTION 1. AUTHORIZATION. The aggregate number of shares of stock which the Corporation shall have authority to issue is 201,000,000 shares, of which 200,000,000 shares shall be designated as "Andrx Corporation - Andrx Group Common Stock," having a par value of $0.001 per share (the "Common Stock"), and 1,000,000 shares shall be designated "Preferred Stock," having a par value of $.00l per share (the "Preferred Stock") and issuable in one or more series as hereinafter provided. For purposes of this Article IV, references to the "Board of Directors" shall refer to the Board of Directors of the Corporation, as established in accordance with Article VI of the Certificate of Incorporation of the Corporation, and references to "the Certificate of Incorporation" shall refer to this Second Amended and Restated Certificate of Incorporation as the same may be amended from time to time. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors.

         SECTION 2. COMMON STOCK. The voting powers, preferences and relative, participating, optional or other special rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows in this Section 2.

                  SECTION 2.1. DIVIDENDS. Subject to any preferences and relative, participating, optional or other special rights of any outstanding class or series of preferred stock of the Corporation and any qualifications or restrictions on the Common Stock created thereby, dividends may be declared and paid upon the Common Stock, subject to the limitations provided for below in this Section 2.1, as the Board of Directors may determine.

         (a) DIVIDENDS ON COMMON STOCK. Dividends on the Common Stock may be declared and paid only out of the funds of the Corporation legally available therefor.




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

         (b) SHARE DISTRIBUTIONS. The Board of Directors may declare and pay dividends or distributions of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) or shares of a class or series of Preferred Stock on shares of Common Stock.

                  SECTION 2.2. VOTING RIGHTS. (a) GENERAL. Except as otherwise provided by law, by the terms of any outstanding class or series of Preferred Stock or by any provision of the Certificate of Incorporation restricting the power to vote on a specified matter to other stockholders, the entire voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, who shall be entitled to vote on any matter on which the holders of stock of the Corporation shall by law or by the provisions of the Certificate of Incorporation or Bylaws of the Corporation (the "Bylaws"), be entitled to vote.

         (b) NUMBER OF VOTES FOR COMMON STOCK. On each matter to be voted on by the holders of Common Stock each outstanding share of Common Stock shall have one vote.

                  SECTION 2.3. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the full preferential amounts (including any accumulated and unpaid dividends) to which the holders of any outstanding shares of Preferred Stock are entitled, the holders of the Common Stock shall be entitled to receive the assets, if any, of the Corporation remaining for distribution to holders of Common Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall, alone, be deemed a liquidation or winding up of the Corporation or cause the dissolution of the Corporation, for purposes of this Section 2.3.

         SECTION 3. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, each with such distinctive designation as may be stated in the Certificate of Incorporation or in any amendment hereto, or in a resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

         (a) the number of shares constituting that series and the distinctive designation of that series;

         (b) the dividend rate on the shares of that series, the conditions and dates upon which such dividends shall be payable, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

         (d) whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;



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

         (e) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

         (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

         (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of that series; and

         (h) any other relative rights, preferences and limitations of that series, provided by the certificate of designations therefor.

          SECTION 3.1. SERIES A JUNIOR PARTICIPATING PREFERRED STOCK.

         (a) DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         (b) DIVIDENDS AND DISTRIBUTION.

                  (i) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Andrx Corporation -Andrx Group Common Stock or a subdivision of the outstanding shares of Andrx Corporation -Andrx Group Common Stock (by reclassification or otherwise), declared on the Andrx Corporation -Andrx Group Common Stock, par value $0.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first




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

issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1000. In the event the Corporation shall at any time after March 31, 2003 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (ii) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                  (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         (c) VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                  (i) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock of the Corporation, or by law, the holders of Series A Junior Participating Preferred Stock and the holders of Common Stock and other capital stock of the Corporation having general voting rights shall vote together, as one class, on all matters submitted to a vote of stockholders of the Corporation.

                  (ii) Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  (iii) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series A Junior Participating Preferred Stock as is specified in paragraph (A) of this Section 3. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this
Section 3(C) may be removed at any time, with or without cause, only by the affirmative vote of the holders of the shares of Series A Junior Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this
Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Junior Participating Preferred Stock in this Section 3.

         (d) CERTAIN RESTRICTIONS.

                  (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:


                           (A) declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;


                           (B) declare or pay dividends on or make any other
distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or


                           (C) purchase or otherwise acquire for consideration
any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         (e) REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

         (f) LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (i) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

                  (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.



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
                  (iii) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

         (g) CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         (h) NO REDEMPTION. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.

         (i) RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

         (j) AMENDMENT. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

         (k) FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                                   ARTICLE V.

                          ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of its registered agent is Corporation Service Company.




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                                   ARTICLE VI.

                               BOARD OF DIRECTORS

         SECTION 1. NUMBER AND TERM OF DIRECTORS. The Board of Directors shall consist of not less than three nor more than twelve members, with the exact number to be fixed from time to time in the manner provided in the Bylaws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be divided into three classes. The number of directors elected to each class shall be as nearly equal in number as possible. Each director in the first class shall be elected to an initial term expiring at the next ensuing annual meeting of stockholders, each director in the second class shall be elected to an initial term expiring at the annual meeting of stockholders held one year thereafter and each director in the third class shall be elected to an initial term expiring at the annual meeting of stockholders held one year thereafter, in each case until his or her successor is duly elected and qualified or until his or her earlier resignation, death, incapacity or removal from office. Upon the expiration of the initial terms of office for each class of directors, the successor directors of each class shall be elected for a full term of three years, to serve until their successors are duly elected and qualified or until their earlier resignation, death, incapacity or removal from office. The Board of Directors shall apportion any increase or decrease in the number of directors among the classes as nearly equal in number as possible.

         SECTION 2. VACANCIES. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, a majority of the remaining directors in office, although less than a quorum of the Board of Directors, may fill the vacancy for the balance of the unexpired term of the vacant directorship, at which time a successor or successors shall be duly elected by the stockholders and qualified. Notwithstanding the provisions of any other Article hereof, only the remaining directors of the Corporation shall have the authority, in accordance with the procedure stated herein, to fill any vacancy that arises on the Board of Directors.

         SECTION 3. REMOVAL. A director may be removed from office prior to the expiration of his or her term: (i) only for cause; and (ii) only upon the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

         SECTION 4. AMENDMENTS. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, this Article VI shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

                                  ARTICLE VII.

                        LIMITATION ON DIRECTOR LIABILITY

         A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or



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

omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derives an improper personal benefit. This
Article VII shall be read to authorize the limitation of liability to the fullest extent permitted under Delaware law. If the DGCL is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No repeal or modification of this Article VII shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

                                  ARTICLE VIII.

                        SPECIAL MEETINGS OF STOCKHOLDERS

         Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Corporation's Chief Executive Officer or (iii) the holders of at least one-third of the outstanding shares of capital stock of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, this
Article VIII shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose.

                                   ARTICLE IX.

                     NO STOCKHOLDER ACTION WITHOUT A MEETING

         Any action required or permitted to be taken by the stockholders of the Corporation shall be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, this Article IX shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose.




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

                                   ARTICLE X.

                                 INDEMNIFICATION

         The Corporation shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.

                                   ARTICLE XI.

                                     BYLAWS

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation or any part thereof. Certain provisions of the Bylaws, as stated therein, may not be altered, amended or repealed except by the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a Stockholders' meeting duly called for such purpose. Except for such provisions requiring a two-third vote to alter, amend or repeal, the Bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the Stockholders upon the affirmative vote of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote at a Stockholders' meeting duly called for such purpose. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, this Article XI shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a stockholders' meeting duly called for such purpose.

                                   ARTICLE XII.

                                    AMENDMENT

         Except as provided herein, this Certificate of Incorporation may be altered, amended or repealed by the stockholders of the Corporation in accordance with Delaware law.




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
         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, has signed this Second Amended and Restated Certificate of Incorporation this 4th day of June, 2004.



                                       ANDRX CORPORATION, a Delaware
                                       corporation


                                       By: /s/ Thomas P. Rice
                                           -------------------------------------
                                           Name:  Thomas P. Rice
                                           Title: Chief Executive Officer






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